Exhibit 2(n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 4 to Registration Statement No. 333-123970 of Small Cap Premium & Dividend Income Fund Inc. on Form N-2 of our report dated July 21, 2005 appearing in the Prospectus, which is part of this Registration Statement.

/S/ DELOITTE & TOUCHE LLP

Princeton, New Jersey

July 21, 2005